Exhibit 99.1

M-tron Industries, Inc. Reports Preliminary Third Quarter 2025 Results

ORLANDO, Florida (November 4, 2025) — M-tron Industries, Inc. (NYSE American: MPTI) ("Mtron" or the "Company"), a U.S.-based supplier of radio frequency components and solutions to the aerospace & defense, avionics and space industries, announced preliminary financial results for the third quarter ended September 30, 2025. Mtron is providing this preliminary release to provide additional information to investors as they evaluate warrant exercises.

The Company will report full financial results for the third quarter ended September 30, 2025, after the market closes on Wednesday November 12, 2025. Mtron’s press release will be available on the Investor Relations website at ir.mtron.com.

Preliminary Financial Results

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025 *	2024	2025 *	2024
Revenues	$14,100	$13,214	$40,100	$36,207
Gross margin	44.0%	47.8%	43.4%	45.8%
Net income	$1,800	$2,267	$5,000	$5,497
Adjusted EBITDA (a)	$3,180	$3,300	$8,100	$8,085
(a)	A reconciliation of Income before income taxes to Adjusted EBITDA, a non-GAAP measure, is provided at the end of this press release.
*	Figures are estimates

Investor Call

Mtron will host a conference call on Thursday November 13, 2025, at 10:30 a.m. ET to review these results. To access the conference call, please use the dial-in information below:

Toll Free Dial-in Number:	(800) 715-9871
Toll Dial-in Number:	+1 (646) 307-1963
Conference ID:	5302531

An archive will be available after the call on the Events and Presentations page on the Investor Relations section of Mtron’s website at https://ir.mtron.com/events-and-presentations.

About Mtron

M-tron Industries, Inc. (NYSE American: MPTI) designs, manufactures, and markets highly engineered, high reliability frequency and spectrum control products and solutions. As an engineering-centric company, Mtron provides close support to its customers throughout our products’ entire life cycle, including product design, prototyping, production, and subsequent product upgrades. Mtron has design and manufacturing facilities in Orlando, Florida, and Yankton, South Dakota, a sales office in Hong Kong, and a manufacturing facility in Noida, India. For more information, visit http://www.mtron.com/.

Preliminary Financial Data

The preliminary estimated financial results for the three and nine months ended September 30, 2025 included in this release, which are the responsibility of management, were prepared by the Company's management in connection with the preparation of the Company's financial statements and are based upon preliminary operating results, preliminary corporate level expenses, and a number of subjective judgments and assumptions. Additional items that may require adjustments to the Company's preliminary estimated financial results may be identified and could result in material changes to the Company's preliminary estimated financial results. The Company has provided ranges, rather than specific amounts, for the preliminary estimated financial results described above, primarily because the Company's closing procedures for the three months ended September 30, 2025 are not yet complete and, as a result, the Company's final financial results upon completion of the closing procedures may vary from the preliminary estimates set forth above. The Company's independent registered public accounting firm, PKF O'Connor Davies, LLP, has not audited, reviewed, compiled or performed any procedures with respect to the preliminary estimated financial results, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, such preliminary financial results. Further, these preliminary estimated financial results are not a comprehensive statement or estimate of the Company's financial condition or operating results for the three and nine months ended September 30, 2025. These preliminary estimated financial results should not be viewed as a substitute for complete quarterly financial statements prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP") or as a measure of the Company's performance. In addition, the preliminary estimated financial information is not necessarily indicative of the results to be achieved for any future period. Accordingly, investors are cautioned not to place undue reliance on this preliminary estimated financial information. See the information below under "Cautionary Note Concerning Forward Looking Statements" and "Risk Factors" and "Management's Discussion of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Cautionary Note Concerning Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as those pertaining to the uncertain financial impact of COVID-19 and the Company’s financial condition, results of operations, business strategy and financial needs. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words "believe," "expect," "anticipate," "should," "plan," "will," "may," "could," "intend," "estimate," "predict," "potential," "continue" or the negative of these terms and similar expressions, as they relate to Mtron, are intended to identify forward-looking statements.

These forward-looking statements are largely based on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the Company. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the filings made by Mtron with the Securities and Exchange Commission, including those risks set forth under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K as filed with the SEC on March 27, 2025. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.

These forward-looking statements speak only as of the date of this press release. Mtron undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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Contact:

M-tron Industries, Inc. Investor Relations

ir@mtron.com

Cameron Pforr

Interim Chief Executive Officer

Reconciliation of Income before income taxes to Adjusted EBITDA

The following table is a reconciliation of Income before income taxes to Adjusted EBITDA for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025 *	2024	2025 *	2024
Income before income taxes	$2,760	$3,008	$6,900	$7,017
Adjustments:
Interest income	(140)	(63)	(380)	(139)
Depreciation	280	278	800	717
Amortization	—	—	—	5
Total adjustments	140	215	420	583
EBITDA	2,900	3,223	7,300	7,600
Non-cash stock compensation	280	77	800	485
Adjusted EBITDA	$3,180	$3,300	$8,100	$8,085
*	Figures are estimates